EX-23.2

                           CONSENT OF COUNSEL

                            Brian F. Faulkner
                     A Professional Law Corporation
                     27127 Calle Arroyo, Suite 1923
                  San Juan Capistrano, California 92675
                           (949) 240-1361


August 26, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  W-J International, Ltd. - Form S-8

Dear Sir/Madame:

     I have acted as counsel to W-J International, Ltd., a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 20,000,000 shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Non-Employee Directors and Consultants Retainer Stock Plan, and 10,000,000 Shares which are issuable pursuant to the Company's Stock Incentive Plan. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                       Sincerely,



                                       /s/  Brian F. Faulkner
                                       Brian F. Faulkner, Esq.